Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces Second Quarter 2024 Results

(July 16, 2024) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $92.4 million, or $0.52 per diluted share, for the second quarter of 2024, an increase of $33.0 million, or $0.16 per share, in comparison to the first quarter of 2024. Operating net income available to common shareholders for the three months ended June 30, 2024 was $82.5 million, or $0.47 per diluted share(1), an increase of $17.1 million, or $0.07 per share in comparison to the first quarter of 2024.

"The second quarter was an extraordinary quarter for Fulton. I want to personally thank both our new Republic teammates and our dedicated Fulton team for an exceptional effort," said Curtis J. Myers Chairman and CEO of Fulton Financial Corporation. "Fulton's solid performance, steady business trends and stable asset quality were supplemented by a meaningful contribution from the Republic transaction."

Republic Transaction

•On April 26, 2024, the Corporation announced that its wholly owned banking subsidiary, Fulton Bank, National Association ("Fulton Bank"), acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Republic Bank (the "Acquisition"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits, effective as of April 26, 2024 (the "Acquisition Date"), among the FDIC, as receiver of Republic Bank, the FDIC and Fulton Bank.

•The Acquisition included total assets with preliminary fair values of approximately $4.8 billion including total loans with preliminary fair values of approximately $2.5 billion and investments with a fair value of $1.9 billion. Following the Acquisition, the Corporation sold the acquired investments with a portion of the proceeds used to repay $1.4 billion of assumed borrowings. In the Acquisition, the Corporation assumed $4.1 billion of deposits without a premium. Additionally, the Corporation received $809.9 million in cash from the FDIC and $208.5 million in cash reflected on Republic Bank's balance sheet.

(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.

Financial Highlights

Second quarter of 2024 results were impacted by the following items:

•Preliminary gain on acquisition of $47.4 million (net of tax).

•Core deposit intangible of $92.6 million in connection with the Acquisition resulting in intangible amortization expense of $4.1 million for the quarter.

•Provision for credit losses of $23.4 million related to non-purchased credit deteriorated loans acquired in the Acquisition.

•Acquisition-related expenses of $13.8 million.

•Pre-tax gain of $20.3 million in connection with a sale-leaseback transaction (the "Sale-Leaseback Transaction") involving 40 Fulton Bank financial center office locations.

•Restructured a portion of the available-for-sale investment portfolio and realized a pre-tax loss of $20.3 million on the sale of $356.4 million of investment securities with the proceeds reinvested in higher-yielding securities of a similar type and similar duration.

•FultonFirst implementation and asset disposal costs of $6.3 million.

•Issued 19,166,667 shares of common stock at $15.00 per share resulting in proceeds of approximately $273.0 million net of issuance costs.

The following items highlight notable changes in the components of net income in the second quarter of 2024 compared to the first quarter of 2024:

•Net interest income totaled $241.7 million, an increase of $34.8 million. The Acquisition contributed approximately $30.7 million to the increase.

•Net interest margin was 3.43%, an increase of 11 basis points, entirely due to the Acquisition.

•Non-interest income before investment securities gains (losses) was $113.3 million compared to $57.1 million in the first quarter of 2024. The increase was primarily due to a $47.4 million gain on acquisition (net of tax) as well as $2.8 million from Republic Bank's operations. The remaining $6.1 million increase in non-interest income included a $1.3 million decrease in losses from equity method investments, a $0.9 million increase in merchant fee income due to seasonality and a merchant fee increase during the quarter, a $0.9 million increase in mortgage banking income from higher loan volumes and higher spreads, an $0.8 million increase in wealth management revenues due to an increase in assets under management in the brokerage business due to equity market returns and organic sales results, a $0.6 million increase in cash management fee income due to an increase in account analysis fees with customers electing to move funds to interest-bearing accounts along with a pricing increase and a $0.3 million increase in gains from Small Business Administration loan sales.

•Excluding the $20.3 million gain on the Sale-Leaseback Transaction, reflected in other expense, non-interest expense was $219.8 million compared to $177.6 million in the first quarter of 2024. The increase was largely due to $13.8 million of Acquisition-related expenses and $21.1 million from Republic Bank's operations. The remaining increase of $7.3 million was primarily due to a $6.7 million increase in salaries and benefits expense as a result of an increase in variable incentive expenses, the impact of the annual merit increases and approximately $1.0 million of severance costs related to the FultonFirst initiative.

Balance Sheet Summary

•Net loans totaled $24.1 billion, an increase of $2.7 billion compared to $21.4 billion as of March 31, 2024. The increase was primarily due to the Acquisition resulting in an increase of $2.5 billion based on preliminary fair values as of the Acquisition Date. The reduction in fair value on the acquired loans as of the Acquisition Date was $378.9 million, which included an adjustment for interest rates of $299.5 million, an adjustment for credit of $55.9 million on purchased credit deteriorated ("PCD") loans and an adjustment for credit of $23.4 million for non-PCD loans. Excluding the impact from the day 1 PCD credit-related adjustment of $55.9 million and purchase accounting accretion of $10.4 million, net loans acquired from Republic Bank declined approximately $33.1 million subsequent to the Acquisition Date. Excluding the Acquisition, net loans increased $123.6 million largely due to increases of $102.9 million and $63.8 million in residential mortgage loans and construction loans, respectively, partially offset by a decrease of $25.7 million in consumer loans and a $19.8 million decrease in leases and other loans.

•Deposits totaled $25.6 billion, an increase of $3.8 billion compared to $21.7 billion as of March 31, 2024. The increase was primarily due to the Acquisition resulting in an increase of $3.6 billion based on preliminary fair values as of the Acquisition Date. Deposits assumed in the Acquisition declined approximately $357.3 million subsequent to the Acquisition Date. Excluding the Acquisition, deposits increased $62.7 million largely due to increases of $180.1 million, $159.4 million and $102.8 million in interest-bearing demand deposits, time deposits and savings deposits, respectively, partially offset by decreases of $190.8 million in brokered deposits and $188.8 million in noninterest-bearing demand deposits.

Provision for Credit Losses and Asset Quality

•The provision for credit losses was $32.1 million in the second quarter of 2024 compared to $10.9 million in the first quarter of 2024. The increase was primarily related to the Acquisition, which included a provision for credit losses of $23.4 million for non-PCD loans. Excluding the Acquisition, the provision declined $2.2 million primarily due to a $1.4 million reduction in the reserve for unfunded commitments.

•Non-performing assets were $163.8 million, or 0.52% of total assets, at June 30, 2024, in comparison to $156.4 million, or 0.57% of total assets, at March 31, 2024. The dollar increase was largely due to the Acquisition.

•Net charge-offs for the second quarter of 2024 were 0.19% of total average loans in comparison to 0.16% in the first quarter of 2024.

•The allowance for credit losses attributable to net loans totaled $375.9 million, or 1.56% of total loans at June 30, 2024, an increase of $78.1 million. The Acquisition resulted in a $79.4 million increase in the allowance for credit losses.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	June 30
	2024	2024	2023	2023	2023
Ending Balances
Investment securities	$4,184,027	$3,783,392	$3,666,274	$3,698,601	$3,867,334
Net loans	24,106,297	21,444,483	21,351,094	21,177,508	21,044,685
Total assets	31,769,813	27,642,957	27,571,915	27,375,177	27,403,163
Deposits	25,559,654	21,741,950	21,537,623	21,421,589	21,206,540
Shareholders' equity	3,101,609	2,757,679	2,760,139	2,566,693	2,642,152

Average Balances
Investment securities	4,043,136	3,672,844	3,665,261	3,834,824	3,916,130
Net loans	23,345,914	21,370,033	21,255,779	21,121,277	20,866,235
Total assets	30,774,891	27,427,626	27,397,671	27,377,836	27,235,567
Deposits	24,642,954	21,378,754	21,476,548	21,357,295	21,207,143
Shareholders' equity	2,952,671	2,766,945	2,618,024	2,645,977	2,647,464

Income Statement
Net interest income	241,720	206,937	212,006	213,842	212,852
Provision for credit losses	32,056	10,925	9,808	9,937	9,747
Non-interest income	92,994	57,140	59,378	55,961	60,585
Non-interest expense	199,488	177,600	180,552	171,020	168,018
Income before taxes	103,170	75,552	81,024	88,846	95,672
Net income available to common shareholders	92,413	59,379	61,701	69,535	77,045

Per Share
Net income available to common shareholders (basic)	$0.53	$0.36	$0.38	$0.42	$0.46
Net income available to common shareholders (diluted)	$0.52	$0.36	$0.37	$0.42	$0.46
Operating net income available to common shareholders(1)	$0.47	$0.40	$0.42	$0.43	$0.47
Cash dividends	$0.17	$0.17	$0.17	$0.16	$0.16
Common shareholders' equity	$16.00	$15.82	$15.67	$14.47	$14.75
Common shareholders' equity (tangible)(1)	$12.43	$12.37	$12.25	$11.05	$11.36
Weighted average shares (basic)	175,305	162,706	163,975	164,566	165,854
Weighted average shares (diluted)	176,934	164,520	165,650	166,023	167,191

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	June 30
	2024	2024	2023	2023	2023
Asset Quality
Net charge-offs to average loans	0.19%	0.16%	0.15%	0.10%	0.04%
Non-performing loans to total net loans	0.67%	0.73%	0.72%	0.67%	0.70%
Non-performing assets to total assets	0.52%	0.57%	0.56%	0.52%	0.55%
ACL - loans(1) to total loans	1.56%	1.39%	1.37%	1.38%	1.37%
ACL - loans(1) to non-performing loans	232%	191%	191%	208%	195%

Profitability
Return on average assets	1.24%	0.91%	0.93%	1.04%	1.17%
Operating return on average assets(2)	1.11%	1.00%	1.03%	1.08%	1.18%
Return on average common shareholders' equity	13.47%	9.28%	10.09%	11.25%	12.59%
Operating return on average common shareholders' equity (tangible)(2)	15.56%	13.08%	14.68%	15.17%	16.52%
Net interest margin	3.43%	3.32%	3.36%	3.40%	3.40%
Efficiency ratio(2)	62.6%	63.2%	62.0%	61.5%	60.1%
Non-interest expense to total average assets	2.61%	2.60%	2.61%	2.48%	2.47%
Operating non-interest expense to total average assets(2)	2.55%	2.49%	2.47%	2.47%	2.46%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	7.3%	7.4%	7.4%	6.8%	7.0%
Tier 1 leverage ratio	9.0%	9.3%	9.5%	9.4%	9.3%
Common equity Tier 1 capital ratio	10.3%	10.3%	10.3%	10.3%	10.1%
Tier 1 risk-based capital ratio	11.1%	11.1%	11.2%	11.1%	11.0%
Total risk-based capital ratio	13.8%	14.0%	14.0%	14.0%	13.8%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of June 30, 2024 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2024	2024	2023	2023	2023
ASSETS
Cash and due from banks	$333,238	$247,581	$300,343	$304,042	$123,779
Other interest-earning assets	1,188,341	231,389	373,772	222,781	505,141
Loans held for sale	26,822	10,624	15,158	20,368	14,673
Investment securities	4,184,027	3,783,392	3,666,274	3,698,601	3,867,334
Net loans	24,106,297	21,444,483	21,351,094	21,177,508	21,044,685
Less: ACL - loans(1)	(375,941)	(297,888)	(293,404)	(292,739)	(287,442)
Loans, net	23,730,356	21,146,595	21,057,690	20,884,769	20,757,243
Net premises and equipment	180,642	213,541	222,881	215,626	216,322
Accrued interest receivable	120,752	107,089	107,972	101,624	96,991
Goodwill and intangible assets	648,026	560,114	560,687	561,284	561,885
Other assets	1,357,609	1,342,632	1,267,138	1,366,082	1,259,795
Total Assets	$31,769,813	$27,642,957	$27,571,915	$27,375,177	$27,403,163
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$25,559,654	$21,741,950	$21,537,623	$21,421,589	$21,206,540
Borrowings	2,178,597	2,296,040	2,487,526	2,370,112	2,719,114
Other liabilities	929,953	847,288	786,627	1,016,783	835,357
Total Liabilities	28,668,204	24,885,278	24,811,776	24,808,484	24,761,011
Shareholders' equity	3,101,609	2,757,679	2,760,139	2,566,693	2,642,152
Total Liabilities and Shareholders' Equity	$31,769,813	$27,642,957	$27,571,915	$27,375,177	$27,403,163

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$9,289,770	$8,252,117	$8,127,728	$8,106,300	$7,846,861
Commercial and industrial	4,967,796	4,467,589	4,545,552	4,577,334	4,599,759
Real estate - residential mortgage	6,248,856	5,395,720	5,325,923	5,279,681	5,147,262
Real estate - home equity	1,120,878	1,040,335	1,047,184	1,045,438	1,061,891
Real estate - construction	1,463,799	1,249,199	1,239,075	1,078,263	1,308,564
Consumer	692,086	698,421	729,318	743,976	763,530
Leases and other loans(2)	323,112	341,102	336,314	346,516	316,818
Total Net Loans	$24,106,297	$21,444,483	$21,351,094	$21,177,508	$21,044,685
Deposits, by type:
Noninterest-bearing demand	$5,609,383	$5,086,514	$5,314,094	$5,575,374	$5,865,855
Interest-bearing demand	7,478,077	5,521,017	5,722,695	5,757,487	5,543,320
Savings	7,563,495	6,846,038	6,616,901	6,707,729	6,646,448
Total demand and savings	20,650,955	17,453,569	17,653,690	18,040,590	18,055,623
Brokered	995,975	1,152,427	1,144,692	941,059	949,259
Time	3,912,724	3,135,954	2,739,241	2,439,940	2,201,658
Total Deposits	$25,559,654	$21,741,950	$21,537,623	$21,421,589	$21,206,540
Borrowings, by type:
Federal funds purchased	$—	$—	$240,000	$544,000	$555,000
Federal Home Loan Bank advances	750,000	900,000	1,100,000	730,000	1,165,000
Senior debt and subordinated debt	535,741	535,566	535,384	540,174	539,994
Other borrowings	892,856	860,474	612,142	555,938	459,120
Total Borrowings	$2,178,597	$2,296,040	$2,487,526	$2,370,112	$2,719,114

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended					Six months ended
	Jun 30	Mar 31	Dec 31	Sep 30	June 30	Jun 30
	2024	2024	2023	2023	2023	2024	2023
Net Interest Income:
Interest income	$400,506	$339,666	$338,134	$330,371	$314,912	$740,172	$604,732
Interest expense	158,786	132,729	126,128	116,529	102,060	291,515	176,293
Net Interest Income	241,720	206,937	212,006	213,842	212,852	448,657	428,439
Provision for credit losses	32,056	10,925	9,808	9,937	9,747	42,981	34,291
Net Interest Income after Provision	209,664	196,012	202,198	203,905	203,105	405,676	394,148
Non-Interest Income:
Wealth management	20,990	20,155	19,388	19,413	18,678	41,144	36,740
Commercial banking:
Merchant and card	7,798	6,808	7,045	7,626	7,700	14,607	14,534
Cash management	6,966	6,305	6,030	5,960	5,835	13,271	11,350
Capital markets	2,585	2,341	4,258	2,960	6,092	4,926	8,436
Other commercial banking	4,061	3,375	3,447	3,176	3,518	7,434	6,338
Total commercial banking	21,410	18,829	20,780	19,722	23,145	40,238	40,658
Consumer banking:
Card	8,305	6,628	6,739	6,770	6,592	14,933	12,835
Overdraft	3,377	2,786	2,991	2,996	2,696	6,163	5,429
Other consumer banking	2,918	2,254	2,357	2,407	2,432	5,172	4,673
Total consumer banking	14,600	11,668	12,087	12,173	11,720	26,268	22,937
Mortgage banking	3,951	3,090	2,288	3,190	2,940	7,041	4,910
Gain on acquisition, net of tax	47,392	—	—	—	—	47,392	—
Other	4,933	3,398	5,587	1,463	4,106	8,332	7,075
Non-interest income before investment securities gains (losses)	113,276	57,140	60,130	55,961	60,589	170,415	112,320
Investment securities gains (losses), net	(20,282)	—	(752)	—	(4)	(20,282)	19
Total Non-Interest Income	92,994	57,140	59,378	55,961	60,585	150,133	112,339
Non-Interest Expense:
Salaries and employee benefits	110,630	95,481	97,275	96,757	94,102	206,111	183,385
Data processing and software	20,357	17,661	16,985	16,914	16,776	38,018	32,571
Net occupancy	17,793	16,149	14,647	14,561	14,374	33,943	28,812
Other outside services	16,933	13,283	14,670	12,094	10,834	30,216	20,960
FDIC insurance	6,696	6,104	11,138	4,738	4,895	12,800	9,690
Intangible amortization	4,688	573	597	601	1,072	5,261	1,746
Equipment	4,561	4,040	3,995	3,475	3,530	8,602	6,920
Professional fees	2,571	2,088	2,302	1,869	1,829	4,659	4,221
Marketing	2,101	1,912	3,550	1,913	1,655	4,012	3,541
Acquisition-related expenses	13,803	—	—	—	—	13,803	—
Other	(645)	20,309	15,393	18,098	18,951	19,662	35,790
Total Non-Interest Expense	199,488	177,600	180,552	171,020	168,018	377,087	327,636
Income Before Income Taxes	103,170	75,552	81,024	88,846	95,672	178,722	178,851
Income tax expense	8,195	13,611	16,761	16,749	16,065	21,806	30,931
Net Income	94,975	61,941	64,263	72,097	79,607	156,916	147,920
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(5,124)	(5,124)
Net Income Available to Common Shareholders	$92,413	$59,379	$61,701	$69,535	$77,045	$151,792	$142,796

	Three months ended					Six months ended
	Jun 30	Mar 31	Dec 31	Sep 30	June 30	Jun 30
	2024	2024	2023	2023	2023	2024	2023
PER SHARE:
Net income available to common shareholders (basic)	$0.53	$0.36	$0.38	$0.42	$0.46	$0.90	$0.86
Net income available to common shareholders (diluted)	$0.52	$0.36	$0.37	$0.42	$0.46	$0.89	$0.85
Cash dividends	$0.17	$0.17	$0.17	$0.16	$0.16	$0.34	$0.31

Weighted average shares (basic)	175,305	162,706	163,975	164,566	165,854	169,006	166,227
Weighted average shares (diluted)	176,934	164,520	165,650	166,023	167,191	170,769	167,809

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$23,345,914	$355,533	6.12%	$21,370,033	$313,882	5.90%	$20,866,235	$287,154	5.52%
Investment securities(3)	4,396,050	33,799	3.07%	3,983,753	27,048	2.71%	4,234,096	27,303	2.57%
Other interest-earning assets	1,125,886	15,730	5.61%	249,079	3,328	5.36%	529,582	4,860	3.68%
Total Interest-Earning Assets	28,867,850	405,062	5.64%	25,602,865	344,258	5.40%	25,629,913	319,317	4.99%

Noninterest-earning assets:
Cash and due from banks	302,381			282,895			129,682
Premises and equipment	203,166			223,375			216,847
Other assets	1,759,138			1,614,746			1,541,657
Less: ACL - loans(4)	(357,644)			(296,255)			(282,532)
Total Assets	$30,774,891			$27,427,626			$27,235,567

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$7,080,302	$31,748	1.80%	$5,596,725	$20,500	1.47%	$5,535,669	$14,612	1.06%
Savings deposits	7,309,141	44,901	2.47%	6,669,228	38,797	2.34%	6,632,572	29,289	1.77%
Brokered deposits	1,123,328	15,074	5.40%	1,083,382	14,655	5.44%	954,773	12,135	5.10%
Time deposits	3,670,158	39,364	4.31%	2,968,344	29,622	4.01%	2,063,038	13,763	2.68%
Total Interest-Bearing Deposits	19,182,929	131,087	2.75%	16,317,679	103,574	2.55%	15,186,052	69,799	1.84%

Borrowings and other interest-bearing liabilities	2,441,691	27,699	4.53%	2,608,376	29,155	4.46%	2,790,860	32,261.2	4.60%
Total Interest-Bearing Liabilities	21,624,620	158,786	2.95%	18,926,055	132,729	2.82%	17,976,912	102,060	2.27%

Noninterest-bearing liabilities:
Demand deposits	5,460,025			5,061,075			6,021,091
Other liabilities	737,575			673,551			590,100
Total Liabilities	27,822,220			24,660,681			24,588,103
Shareholders' equity	2,952,671			2,766,945			2,647,464
Total Liabilities and Shareholders' Equity	$30,774,891			$27,427,626			$27,235,567

Net interest income/net interest margin (fully taxable equivalent)		246,276	3.43%		211,529	3.32%		217,257	3.40%
Tax equivalent adjustment		(4,556)			(4,592)			(4,405)
Net Interest Income		$241,720			$206,937			$212,852

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for available for sale ("AFS") securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)
	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	June 30
	2024	2023	2023	2023	2023
Loans, by type:
Real estate - commercial mortgage	$8,958,139	$8,166,018	$8,090,627	$7,912,801	$7,775,436
Commercial and industrial	4,853,583	4,517,179	4,579,441	4,611,376	4,629,919
Real estate - residential mortgage	5,977,132	5,353,905	5,303,632	5,209,105	5,008,295
Real estate - home equity	1,117,367	1,039,321	1,043,753	1,045,806	1,066,615
Real estate - construction	1,430,057	1,240,640	1,153,601	1,254,577	1,306,286
Consumer	685,183	721,523	746,011	761,273	763,407
Leases and other loans(1)	324,453	331,447	338,714	326,339	316,277
Total Net Loans	$23,345,914	$21,370,033	$21,255,779	$21,121,277	$20,866,235

Deposits, by type:
Noninterest-bearing demand	$5,460,025	$5,061,075	$5,440,098	$5,672,411	$6,021,091
Interest-bearing demand	7,080,302	5,596,725	5,723,169	5,740,229	5,535,669
Savings	7,309,141	6,669,228	6,682,512	6,676,792	6,632,572
Total demand and savings	19,849,468	17,327,028	17,845,779	18,089,432	18,189,332
Brokered	1,123,328	1,083,382	1,051,369	937,657	954,773
Time	3,670,158	2,968,344	2,579,400	2,330,206	2,063,038
Total Deposits	$24,642,954	$21,378,754	$21,476,548	$21,357,295	$21,207,143

Borrowings, by type:
Federal funds purchased	$32,637	$173,659	$446,707	$634,163	$679,401
Federal Home Loan Bank advances	833,726	902,890	760,087	793,098	880,811
Senior debt and subordinated debt	535,656	535,479	539,186	540,086	539,906
Other borrowings and other interest-bearing liabilities	1,039,672	996,348	795,747	723,740	690,742
Total Borrowings	$2,441,691	$2,608,376	$2,541,727	$2,691,087	$2,790,860

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Six months ended June 30
	2024			2023
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$22,357,972	$669,414	6.02%	$20,665,779	$550,219	5.36%
Investment securities(3)	4,189,901	60,847	2.90%	4,261,718	54,824	2.57%
Other interest-earning assets	699,547	19,059	5.47%	511,456	8,508	3.34%
Total Interest-Earning Assets	27,247,420	749,320	5.52%	25,438,953	613,551	4.85%

Noninterest-Earning assets:
Cash and due from banks	292,638			135,436
Premises and equipment	213,270			219,920
Other assets	1,686,941			1,552,669
Less: ACL - loans(4)	(326,950)			(277,942)
Total Assets	$29,113,319			$27,069,036

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$6,338,513	$52,248	1.66%	$5,431,696	$23,067	0.86%
Savings deposits	6,989,186	83,699	2.41%	6,551,470	49,824	1.53%
Brokered deposits	1,103,356	29,728	5.42%	698,644	17,308	5.00%
Time deposits	3,319,249	68,986	4.18%	1,880,970	21,221	2.28%
Total Interest-Bearing Deposits	17,750,304	234,661	2.66%	14,562,780	111,420	1.54%

Borrowings and other interest-bearing liabilities	2,525,034	56,854	4.49%	2,928,819	64,873	4.43%
Total Interest-Bearing Liabilities	20,275,338	291,515	2.89%	17,491,599	176,293	2.03%

Noninterest-Bearing liabilities:
Demand deposits	5,260,550			6,329,701
Other liabilities	717,623			617,252
Total Liabilities	26,253,511			24,438,552
Shareholders' equity	2,859,808			2,630,484
Total Liabilities and Shareholders' Equity	$29,113,319			$27,069,036

Net interest income/net interest margin (fully taxable equivalent)		457,805	3.37%		437,258	3.46%
Tax equivalent adjustment		(9,148)			(8,819)
Net Interest Income		$448,657			$428,439

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS; the related unrealized holding gains (losses) are included in other assets.
(3) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)

	Six months ended June 30
	2024	2023
Loans, by type:
Real estate - commercial mortgage	$8,562,077	$7,748,356
Commercial and industrial	4,685,383	4,598,097
Real estate - residential mortgage	5,665,518	4,900,182
Real estate - home equity	1,078,344	1,076,270
Real estate - construction	1,335,348	1,291,299
Consumer	703,353	742,445
Leases and other loans(1)	327,949	309,130
Total Net Loans	$22,357,972	$20,665,779

Deposits, by type:
Noninterest-bearing demand	$5,260,550	$6,329,701
Interest-bearing demand	6,338,513	5,431,696
Savings	6,989,186	6,551,470
Total demand and savings	18,588,249	18,312,867
Brokered	1,103,356	698,644
Time	3,319,249	1,880,970
Total Deposits	$23,010,854	$20,892,481

Borrowings, by type:
Federal funds purchased	$103,148	$592,753
Federal Home Loan Bank advances	868,308	1,070,148
Senior debt and subordinated debt	535,567	539,817
Other borrowings	1,018,011	726,101
Total Borrowings	$2,525,034	$2,928,819

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Six months ended June 30
	Jun 30	Mar 31	Dec 31	Sep 30	June 30	Jun 30	Jun 30
	2024	2024	2023	2023	2023	2024	2023
Allowance for credit losses related to net loans:
Balance at beginning of period	$297,888	$293,404	$292,739	$287,442	$278,695	$293,404	$269,366

CECL day 1 provision expense(1)	23,444	—	—	—	—	23,444	—
Initial purchased credit deteriorated allowance for credit losses	55,906	—	—	—	—	55,906	—
Loans charged off:
Real estate - commercial mortgage	(7,853)	(26)	(3,547)	(860)	(230)	(7,879)	(13,592)
Commercial and industrial	(2,955)	(7,632)	(3,397)	(3,220)	(2,017)	(10,587)	(2,629)
Real estate - residential mortgage	(35)	(251)	—	—	(62)	(286)	(62)
Consumer and home equity	(1,766)	(2,238)	(2,192)	(1,803)	(1,313)	(4,004)	(3,519)
Real estate - construction	—	—	—	—	—	—	—
Leases and other loans(2)	(1,398)	(805)	(1,096)	(1,396)	(1,165)	(2,203)	(1,888)
Total loans charged off	(14,007)	(10,952)	(10,232)	(7,279)	(4,787)	(24,959)	(21,690)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	146	152	160	101	29	298	815
Commercial and industrial	796	1,248	779	620	988	2,044	2,074
Real estate - residential mortgage	122	116	278	37	58	238	106
Consumer and home equity	1,161	676	555	1,023	959	1,837	1,620
Real estate - construction	233	—	87	—	569	233	771
Leases and other loans(2)	247	162	374	400	213	409	329
Recoveries of loans previously charged off	2,705	2,354	2,233	2,181	2,816	5,059	5,715
Net loans charged off	(11,302)	(8,598)	(7,999)	(5,098)	(1,971)	(19,900)	(15,975)
Provision for credit losses(1)	10,005	13,082	8,664	10,395	10,718	23,087	34,051
Balance at end of period	$375,941	$297,888	$293,404	$292,739	$287,442	$375,941	$287,442
Net charge-offs to average loans	0.19%	0.16%	0.15%	0.10%	0.04%	0.18%	0.15%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses(1)	$(1,393)	$(2,157)	$1,144	$(458)	$(971)	$(3,550)	$240

NON-PERFORMING ASSETS:
Non-accrual loans	$135,367	$129,628	$121,620	$113,022	$123,280
Loans 90 days past due and accruing	26,962	26,521	31,721	27,962	24,415
Total non-performing loans	162,329	156,149	153,341	140,984	147,695
Other real estate owned	1,444	277	896	2,549	3,881
Total non-performing assets	$163,773	$156,426	$154,237	$143,533	$151,576

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$50,817	$44,118	$41,020	$33,365	$30,588
Real estate - commercial mortgage	46,343	47,891	46,527	44,058	55,048
Real estate - residential mortgage	40,955	40,685	42,029	40,560	39,157
Consumer and home equity	11,589	10,172	10,878	11,580	10,469
Leases and other loans(2)	9,993	10,135	10,011	10,744	11,334
Real estate - construction	2,632	3,148	2,876	677	1,099
Total non-performing loans	$162,329	$156,149	$153,341	$140,984	$147,695

(1) The sum of these amounts are reflected in the provision for credit losses in the Condensed Consolidated Statements of Income.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
SUMMARY OF ASSETS ACQUIRED AND LIABILITIES ASSUMED IN ACQUISITION (UNAUDITED)
(dollars in thousands)
as of April 26, 2024

	Assets Acquired/Liabilities Assumed	Fair Value Adjustments	Adjusted Assets Acquired/Liabilities Assumed

Cash payment received from FDIC	$809,920	$—	$809,920

Assets acquired:
Cash and due from banks	208,451	—	208,451
Other interest-earning assets	37,931	—	37,931
Investment securities	1,961,099	(22,528)	1,938,571
Net loans	2,883,930	(378,890)	2,505,040
Net premises and equipment	2,669	(1,699)	970
Accrued interest receivable	16,164	—	16,164
Goodwill and intangible assets	—	92,600	92,600
Other assets	11,715	67	11,782
Total Assets	$5,121,959	$(310,450)	$4,811,509

Liabilities assumed:
Deposits	4,112,325	—	4,112,325
Borrowings	1,434,846	1,130	1,435,976
Other liabilities	10,771	1,088	11,859
Total Liabilities	$5,557,942	$2,218	$5,560,160

Gain on acquisition, before tax	$61,269

Gain on acquisition, net of tax	$47,392

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	June 30
	2024	2024	2023	2023	2023
Operating net income available to common shareholders
Net income available to common shareholders	$92,413	$59,379	$61,701	$69,535	$77,045
Plus: Core deposit intangible amortization	4,556	441	441	441	912
Plus: Acquisition-related expense	13,803	—	—	—	—
Less: Non-PCD credit-related interest income from acquisition	(571)	—	—	—	—
Plus: CECL day 1 provision expense	23,444	—	—	—	—
Plus: Interest rate derivative transition valuation(1)	(137)	(151)	(1,102)	2,958	—
Less: Gain on acquisition, net of tax	(47,392)	—	—	—	—
Plus: Loss on securities restructuring	20,282	—	—	—	—
Less: Gain on sale-leaseback	(20,266)	—	—	—	—
Plus: FDIC special assessment	—	956	6,494	—	—
Plus: FultonFirst implementation and asset disposals	6,323	6,329	3,197	—	—
Less: Tax impact of adjustments	(9,961)	(1,591)	(1,896)	(714)	(192)
Operating net income available to common shareholders (numerator)	$82,494	$65,363	$68,835	$72,220	$77,765

Weighted average shares (diluted) (denominator)	176,934	164,520	165,650	166,023	167,191

Operating net income available to common shareholders, per share (diluted)	$0.47	$0.40	$0.42	$0.43	$0.47

Common shareholders' equity (tangible), per share
Shareholders' equity	$3,101,609	$2,757,679	$2,760,139	$2,566,693	$2,642,152
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(648,026)	(560,114)	(560,687)	(561,284)	(561,885)
Tangible common shareholders' equity (numerator)	$2,260,705	$2,004,687	$2,006,574	$1,812,531	$1,887,389

Shares outstanding, end of period (denominator)	181,831	162,087	163,801	164,084	166,097

Common shareholders' equity (tangible), per share	$12.43	$12.37	$12.25	$11.05	$11.36
(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.
(2) Results are annualized.

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	June 30
	2024	2024	2023	2023	2023
Operating return on average assets(2)
Net income	$94,975	$61,941	$64,263	$72,097	$79,607
Plus: Core deposit intangible amortization	4,556	441	441	441	912
Plus: Acquisition-related expense	13,803	—	—	—	—
Less: Non-PCD credit-related interest income from acquisition	(571)	—	—	—	—
Plus: CECL day 1 provision expense	23,444	—	—	—	—
Plus: Interest rate derivative transition valuation(1)	(137)	(151)	(1,102)	2,958	—
Less: Gain on acquisition, net of tax	(47,392)	—	—	—	—
Plus: Loss on securities restructuring	20,282	—	—	—	—
Less: Gain on sale-leaseback	(20,266)	—	—	—	—
Plus: FDIC special assessment	—	956	6,494	—	—
Plus: FultonFirst implementation and asset disposals	6,323	6,329	3,197	—	—
Less: Tax impact of adjustments	(9,961)	(1,591)	(1,896)	(714)	(192)
Operating net income (numerator)	$85,056	$67,925	$71,397	$74,782	$80,327

Total average assets	$30,774,891	$27,427,626	$27,397,671	$27,377,836	$27,235,567
Less: Average net core deposit intangible	(68,234)	(4,666)	(5,106)	(5,548)	(6,417)
Total operating average assets (denominator)	$30,706,657	$27,422,960	$27,392,565	$27,372,288	$27,229,150

Operating return on average assets	1.11%	1.00%	1.03%	1.08%	1.18%

Operating return on average common shareholders' equity (tangible)(2)
Net income available to common shareholders	$92,413	$59,379	$61,701	$69,535	$77,045
Plus: Intangible amortization	4,688	573	597	601	1,072
Plus: Acquisition-related expense	13,803	—	—	—	—
Less: Non-PCD credit-related interest income from acquisition	(571)	—	—	—	—
Plus: CECL day 1 provision expense	23,444	—	—	—	—
Plus: Interest rate derivative transition valuation(1)	(137)	(151)	(1,102)	2,958	—
Less: Gain on acquisition, net of tax	(47,392)	—	—	—	—
Plus: Loss on securities restructuring	20,282	—	—	—	—
Less: Gain on sale-leaseback	(20,266)	—	—	—	—
Plus: FDIC special assessment	—	956	6,494	—	—
Plus: FultonFirst implementation and asset disposals	6,323	6,329	3,197	—	—
Less: Tax impact of adjustments	(9,989)	(1,618)	(1,929)	(747)	(225)
Adjusted net income available to common shareholders (numerator)	$82,598	$65,468	$68,958	$72,347	$77,892

Average shareholders' equity	$2,952,671	$2,766,945	$2,618,024	$2,645,977	$2,647,464
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(624,471)	(560,393)	(560,977)	(561,578)	(563,146)
Average tangible common shareholders' equity (denominator)	$2,135,322	$2,013,674	$1,864,169	$1,891,521	$1,891,440

Operating return on average common shareholders' equity (tangible)	15.56%	13.08%	14.68%	15.17%	16.52%
(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.
(2) Results are annualized.

	Three months ended
	Jun 30	Mar 31	Dec 31	Sep 30	June 30
	2024	2024	2023	2023	2023
Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$3,101,609	$2,757,679	$2,760,139	$2,566,693	$2,642,152
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(648,026)	(560,114)	(560,687)	(561,284)	(561,885)
Tangible common shareholders' equity (numerator)	$2,260,705	$2,004,687	$2,006,574	$1,812,531	$1,887,389

Total assets	$31,769,813	$27,642,957	$27,571,915	$27,375,177	$27,403,163
Less: Goodwill and intangible assets	(648,026)	(560,114)	(560,687)	(561,284)	(561,885)
Total tangible assets (denominator)	$31,121,787	$27,082,843	$27,011,228	$26,813,893	$26,841,278

Tangible common equity to tangible assets	7.26%	7.40%	7.43%	6.76%	7.03%

Efficiency ratio
Non-interest expense	$199,488	$177,600	$180,552	$171,020	$168,018
Less: Acquisition-related expense	(13,803)	—	—	—	—
Less: Gain on sale-leaseback	20,266	—	—	—	—
Less: FDIC special assessment	—	(956)	(6,494)	—	—
Less: FultonFirst implementation and asset disposals	(6,323)	(6,329)	(3,197)	—	—
Less: Intangible amortization	(4,688)	(573)	(597)	(601)	(1,072)
Less: Debt extinguishment	—	—	720	—	—
Non-interest expense (numerator)	$194,940	$169,742	$170,984	$170,419	$166,946

Net interest income	$241,720	$206,937	$212,006	$213,842	$212,852
Tax equivalent adjustment	4,556	4,592	4,549	4,442	4,405
Plus: Total non-interest income	92,994	57,140	59,378	55,961	60,585
Plus: Interest rate derivative transition valuation(1)	(137)	(151)	(1,102)	2,958	—
Less: Non-PCD credit-related interest income from acquisition	(571)	—	—	—	—
Less: Gain on acquisition, net of tax	(47,392)	—	—	—	—
Plus: Investment securities (gains) losses, net	20,282	—	752	—	4
Total revenue (denominator)	$311,452	$268,518	$275,583	$277,203	$277,846

Efficiency ratio	62.6%	63.2%	62.0%	61.5%	60.1%

Operating non-interest expense to total average assets
Non-interest expense	$199,488	$177,600	$180,552	$171,020	$168,018
Less: Amortization of tax credit investments	—	—	—	—	—
Less: Intangible amortization	(4,688)	(573)	(597)	(601)	(1,072)
Less: Acquisition-related expense	(13,803)	—	—	—	—
Less: Gain on sale-leaseback	20,266	—	—	—	—
Less: FDIC special assessment	—	(956)	(6,494)	—	—
Less: FultonFirst implementation and asset disposals	(6,323)	(6,329)	(3,197)	—	—
Non-interest expense (numerator)	$194,940	$169,742	$170,264	$170,419	$166,946

Total average assets (denominator)	$30,774,891	$27,427,626	$27,397,671	$27,377,836	$27,235,567

Operating non-interest expenses to total average assets	2.55%	2.49%	2.47%	2.47%	2.46%
(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.
(2) Results are annualized.
Note: numbers in this report may not sum due to rounding.